UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Petroleum Drive, Suite 200, Lafayette, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337)269-5933

(Company's telephone number, including area code)

120 Rue Beauregard, Suite 206, Lafayette, Louisiana 70508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

RedHawk Holdings Corp. (the “Company”) is hereby relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No 34-88465) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “March 31, 2020 Form 10-Q”) due to circumstances related to COVID-19. In particular, COVID-19 has caused significant increases in our business activity resulting in disruptions in our normal domestic and international interactions with our auditors. The Company has minimal accounting staff and has historically provided its auditors with full access to workpapers and related information. Because the audit personnel are now working remotely as much as possible, and relying on the Company’s minimal staff to furnish workpapers and other documents, the Company’s ability to complete its review and file the March 31, 2020 Form 10-Q prior to its due date without unreasonable expense is delayed. Notwithstanding the foregoing, the Company expects to file the March 31, 2020 Form 10-Q no later than June 29, 2020 (which is 45 days from the March 31, 2020 Form 10-Q’s original filing deadline of May 15, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its March 31, 2020 Form 10-Q, as may be updated to reflect subsequent events impacting the Company.

We are unable to predict the impact of COVID-19 on the Company.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On March 11, 2020 the World Health Organization characterized the spread of the coronavirus disease (“COVID-19”) as a “pandemic”. The significant reach of COVID-19 has resulted in a widespread public health issue that has and will likely continue to adversely affect the economies worldwide, and could adversely affect our business, results of operations and financial condition, including a decrease in demand for our medical devices. Specifically, we believe sales of our SANDD mini™ needle incineration device to independent school districts may be delayed, postponed or cancelled until schools resume normal operations. Demand for our newly released SANDD Pro™ may be delayed, postponed or cancelled until hospital, clinics and physicians resume normal operations. While we have expanded our portfolio of medical devices offered for sale with an aim to mitigate the expected adverse impact of COVID-19 on our medical device sales, we cannot assure you this plan will be successful. The ultimate extent of the impact of COVID-19 on our business, financial condition, results of operations and cash flows will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity (or lessening thereof) of COVID-19 and actions taken to contain or prevent its further spread, among others. These and other potential impacts of COVID-19 could therefore materially and adversely affect our business, financial condition, results of operations and cash flows. As a result of these uncertainties, we are unable to predict the overall impact on our company at this time. Our senior management will continue to monitor our situation, however, we expect that these factors and others we have yet to experience will materially adversely impact the Company, its business and operations for the foreseeable future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	REDHAWK HOLDINGS CORP.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Interim Chief Executive Officer and Chief Financial Officer